Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq	www.ANTHONYPLLC.com
JOHN CACOMANOLIS, ESQ*	WWW.SECURITIESLAWBLOG.COM
CHAD FRIEND, ESQ, LLM	WWW.LAWCAST.COM
SVETLANA ROVENSKAYA, ESQ**

OF COUNSEL:
Jack A. Fattal, esq.***
Jessica Haggard, esq. ****	DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM
MICHAEL R. GEROE, ESQ, CIPP/US*****
CRAIG D. LINDER, ESQ******
PETER P. LINDLEY, ESQ, CPA, MBA
john lowy, esq.*******
Jonathan mallin********
STUART REED, ESQ
Harris Tulchin, Esq. *********

*licensed in FL and NY

**licensed in NY and NJ

*** licensed in NY

****licensed in Missouri

*****licensed in CA, DC, MO and NY

******licensed in CA, FL and NY

*******licensed in NY and NJ

********licensed in NY and MI

********licensed in CA and HI (inactive in HI)

May 31, 2022

Clubhouse Media Group, Inc.

3651 Lindell Road, D517

Las Vegas, Nevada, 89103

Re: Clubhouse Media Group, Inc. Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333- 265091)

Ladies and Gentlemen:

We have acted as counsel for Clubhouse Media Group, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 32,119,498 shares of common stock (the “Registered Shares”) offered for resale by those certain selling securityholders named in the Company’s registration statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on May 19, 2022, with File No. 333-265091, as amended.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares have been validly authorized and are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

● FAX 561-514-0832